Exhibit 10.9

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of October 22, 2020, between Lux Health Tech Acquisition Corp., a Delaware corporation (the “Company”), Lux Ventures VI, L.P., a Delaware limited partnership, and Lux Ventures VI Sidecar, L.P., a Delaware limited partnership (together, the “Purchasers”).

RECITALS

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has confidentially submitted with the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of 30,000,000 units (or 34,500,000 units if the IPO over-allotment option (the “IPO Option”) is exercised in full) (the “Public Units”), at an expected price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Public Units, the “Public Shares”), and one-third of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrants,” and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, Lux Encore Sponsor, LP, a Delaware limited partnership and the Company’s sponsor, has committed to purchase an aggregate of 5,333,333 warrants (or 5,933,333 warrants if the over-allotment option is exercised in full) at a price of $1.50 per warrant in a private placement that will close simultaneously with the closing of the IPO (such warrants, the “Private Placement Warrants”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, in a private placement, the number of Forward Purchase Shares (as defined below) determined pursuant to Section 1(a)(ii) hereof and the number of Forward Purchase Warrants (as defined below) determined pursuant to Section 1(a)(ii) hereof, on the terms and conditions set forth herein; and

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants in an aggregate amount equal to the gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.Sale and Purchase.

(a)Forward Purchase Securities.

(i)The Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, that number of Class A Shares (the “Forward Purchase Shares”), up to a maximum of 1,500,000 Class A Shares (the “Maximum Shares”), plus that number of warrants (the “Forward Purchase Warrants” and, together with the Forward Purchase Shares, the “Forward Purchase Securities”), up to a maximum of 500,000 warrants) (the “Maximum Warrants”), in each case in the respective percentage set forth opposite such Purchaser’s name in the chart set forth below in this Section 1(a), for an aggregate purchase price of $10.00 per unit (the “Forward Purchase Price”) of one Forward Purchase Share and one-third of one Forward Purchase Warrant (each, a “Forward Purchase Unit”), or up to a maximum of $15,000,000 in the aggregate.

Lux Ventures VI, L.P.	99.6%
Lux Ventures VI Sidecar, L.P.	0.40%

(ii)The number of Forward Purchase Units to be issued and sold by the Company and purchased by the Purchasers hereunder shall equal that number which, after payment of the aggregate Forward Purchase Price by the Purchasers, will result in gross proceeds to the Company in an aggregate amount equal to the amount of funds necessary for the Company to consummate the initial Business Combination and pay related fees and expenses, less amounts available to the Company from the Trust Account (after payment of the deferred underwriting discount and after giving effect to any redemptions of Public Shares) and any other financing source obtained by the Company for such purpose at or prior to the consummation of the initial Business Combination, plus any additional amounts mutually agreed by the Company and the Purchasers that may be retained by the post-Business Combination company for working capital or other purposes, but in no event shall the number of Forward Purchase Shares or Forward Purchase Warrants purchased hereunder exceed the Maximum Shares or the Maximum Warrants, respectively.

(iii)Each Forward Purchase Warrant will have the same terms as each Private Placement Warrant, and will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable on the later of 30 days after the Business Combination Closing and 12 months from the IPO Closing, and will expire five years after the Business Combination Closing or earlier upon the liquidation of the

Company, as described in the Warrant Agreement. The Forward Purchase Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Purchasers or their Permitted Transferees (as defined below). If the Forward Purchase Warrants are held by Persons (as defined below) other than the Purchasers or their Permitted Transferees, the Forward Purchase Warrants will have the same terms as the Public Warrants, as set forth in the Warrant Agreement.

(iv)The Company shall require the Purchasers to purchase the Forward Purchase Securities by delivering notice to the Purchasers, at least five (5) Business Days before the Business Combination Closing, specifying the number of Forward Purchase Shares and Forward Purchase Warrants the Purchasers are required to purchase, the date of the Business Combination Closing, the aggregate Forward Purchase Price and instructions for wiring the Forward Purchase Price. The closing of the sale of Forward Purchase Securities (the “Forward Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Forward Closing Date”). At least one (1) Business Day prior to the Forward Closing Date, the Purchasers shall deliver to the Company, to be held in escrow until the Forward Closing, the Forward Purchase Price for the Forward Purchase Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in such notice. Immediately prior to the Forward Closing on the Forward Closing Date, (A) the Forward Purchase Price shall be released from escrow automatically and without further action by the Company or the Purchasers, and (B) upon such release, the Company shall issue the Forward Purchase Securities to the Purchasers in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Purchasers (or their nominee in accordance with their delivery instructions), or to a custodian designated by the Purchasers, as applicable. In the event the Business Combination Closing does not occur on the date scheduled for closing, the Forward Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Forward Purchase Price to the Purchasers. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b)Legends. Each book entry for the Forward Purchase Securities shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

2.Representations and Warranties of the Purchasers. The Purchasers represent and warrant to the Company as follows, as of the date hereof:

(a)Organization and Power. The Purchasers are duly organized, validly existing, and in good standing under the laws of the jurisdiction of their formation and have all requisite power and authority to carry on their businesses as presently conducted and as proposed to be conducted.

(b)Authorization. The Purchasers have full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchasers, will constitute the valid and legally binding obligation of the Purchasers, enforceable against the Purchasers in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c)Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchasers in connection with the consummation of the transactions contemplated by this Agreement.

(d)Compliance with Other Instruments. The execution, delivery and performance by the Purchasers of this Agreement and the consummation by the Purchasers of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of their organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchasers, in each case (other than clause (i)), which would have a material adverse effect on the Purchasers or their ability to consummate the transactions contemplated by this Agreement.

(e)Purchase Entirely for Own Account. This Agreement is made with the Purchasers in reliance upon the Purchasers’ representation to the Company, which by the Purchasers’ execution of this Agreement, the Purchasers hereby confirm, that the Forward Purchase Securities to be acquired by the Purchasers will be acquired for investment for the Purchasers’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchasers have no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchasers further represent that the Purchasers do not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)Disclosure of Information. The Purchasers have had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)Restricted Securities. The Purchasers understand that the offer and sale of the Forward Purchase Securities to the Purchasers have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchasers’ representations as expressed herein. The Purchasers understand that the Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchasers must hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchasers acknowledge that the Company has no obligation to register or qualify the Forward Purchase Securities, or any Class A Shares for which they may be exercised, for resale, except as provided herein (the “Registration Rights”). The Purchasers further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, and on requirements relating to the Company which are outside of the Purchasers’ control, and which the Company is under no obligation and may not be able to satisfy. The Purchasers acknowledge that the Company filed the Registration Statement for its proposed IPO. The Purchasers understand that the offering of the Forward Purchase Securities is not and is not intended to be part of the IPO, and that the Purchasers will not be able to rely on the protection of Section 11 of the Securities Act.

(h)No Public Market. The Purchasers understand that no public market now exists for the Forward Purchase Securities, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities.

(i)High Degree of Risk. The Purchasers understand that their agreement to purchase the Forward Purchase Securities involves a high degree of risk, which could cause the Purchasers to lose all or part of their investments.

(j)Accredited Investor. The Purchasers are accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)No General Solicitation. Neither the Purchasers nor any of their officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(l)Residence. The Purchasers’ principal place of business is the office or offices located at the address of the Purchasers set forth on the signature page hereof.

(m)Adequacy of Financing. At the time of the Forward Closing, the Purchasers will have available to it sufficient funds to satisfy their obligations under this Agreement.

(n)Affiliation of Certain FINRA Members. The Purchasers are neither associated nor affiliated with Credit Suisse Securities (USA) LLC (“Credit Suisse”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) or, to their actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(o)No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchasers nor any person acting on behalf of the Purchasers nor any of the Purchasers’ affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchasers and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

(a)Organization and Corporate Power. The Company is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(i)200,000,000 Class A Shares, none of which are issued and outstanding;

(ii)20,000,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Shares”), 8,625,000 of which are issued and outstanding as of the date hereof. All of the outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws; and

(iii)1,000,000 preferred shares, par value $0.0001 per share, none of which are issued and outstanding.

(c)Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities at the Forward Closing, and the securities issuable upon exercise of the Forward Purchase Warrants, has been taken or will be taken prior to the Forward Closing. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants, has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)Valid Issuance of Securities. The Forward Purchase Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the securities issuable upon exercise of the Forward Purchase Warrants, when issued in accordance with the terms of the Forward Purchase Warrants and this Agreement, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchasers. Assuming the accuracy of the representations of the Purchasers in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(e)Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s certificate of incorporation, as it may be amended from time to time (the “Charter”), bylaws or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of its securities.

(h)No General Solicitation. Neither the Company nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(i)No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.Registration Rights; Transfer

(a)Registration. The Company agrees that it will use its commercially reasonable efforts to file with the SEC (at the Company’s sole cost and expense), within thirty (30) calendar days after the Business Combination Closing, a registration statement (the “Forward Registration Statement”) registering the resale of the Forward Purchase Securities and the Class A Shares underlying the Forward Purchase Warrants (collectively, the “Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Forward Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Company’s obligations to include the Registrable Securities in the Forward Registration Statement are contingent upon the Purchasers furnishing in writing to the Company such information regarding the Purchasers, the securities of the Company held by the Purchasers and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

(b)Indemnification.

(i)The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Purchasers (to the extent a seller under the Forward Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of the Purchasers, each person who controls the Purchasers (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (A) any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement, any prospectus included in the Forward Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (B) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Purchasers furnished in writing to the Company by the Purchasers expressly for use therein. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by the Company.

(ii)The Purchasers shall, severally and not jointly with any other selling stockholder named in the Forward Registration Statement, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement, any prospectus included in the Forward Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that such untrue statements or omissions are based solely upon information regarding the Purchasers furnished in writing to the Company by the Purchasers expressly for use therein. In no event shall the liability of the Purchasers be greater in amount than the dollar amount of the net proceeds received by the Purchasers upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)Transfer. This Agreement and all of the Purchasers’ rights and obligations hereunder (including the Purchasers’ obligation to purchase the Forward Purchase Securities) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more third parties (each such transferee, a “Transferee”). Upon any such assignment:

(i)the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Purchasers’ signature page hereto (the “Joinder Agreement”), which shall reflect the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Purchasers hereunder with respect to the Transferee Securities, and references herein to the “Purchasers” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Purchasers and any such Transferee shall be several and not joint and shall be made as to the Purchasers or any such Transferee, as applicable, as to itself only; and

(ii)upon a Transferee’s execution and delivery of a Joinder Agreement, the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the Purchasers hereunder shall be reduced by the total number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Purchasers and the Company amending Schedule A to this Agreement to reflect each transfer and updating the “Number of Forward Purchase Shares”, “Number of Forward Purchase Warrants”, and “Aggregate Purchase Price for Forward Purchase Securities” on the Purchasers’ signature page hereto to reflect such reduced number of Forward Purchase Securities, and the Purchasers shall be fully and unconditionally released from their obligation to purchase such Transferee Securities hereunder. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Schedule A and the Purchasers’ signature page hereto need be so amended and updated and executed by each of the Purchasers and the Company upon the occurrence of any such transfer of Transferee Securities.

5.Additional Agreements and Acknowledgements of the Purchasers.

(a)Forward Purchase Share Lock-up; Transfer Restrictions. The Purchasers agree that it shall not Transfer (as defined below) any Forward Purchase Shares until the earlier of (i) one year after the Business Combination Closing or (ii) the date following the Business Combination Closing on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if, subsequent to the initial Business Combination, the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination Closing, the Forward Purchase Shares shall be released from the lockup referenced herein. Notwithstanding the first sentence of this Section 5(a), Transfers of the Forward Purchase Shares are permitted (any such transferees, the “Permitted Transferees”) (A) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Purchasers, or any affiliates of the Purchasers; (B) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of individual’s immediate family or an affiliate of such person, or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (F) in the event of the Company’s liquidation prior to the completion of a Business Combination; (G) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Class A Shares for cash, securities or other property subsequent to the completion of a Business Combination; (H) as a distribution to limited partners, members or stockholders of the Purchasers; (I) to the Purchasers’ affiliates, to any investment fund or other entity controlled or managed by the Purchasers or any of their affiliates, or to any investment manager or investment advisor of the Purchasers or an affiliate of any such investment manager or investment advisor; (J) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (I) above; (K) to the Purchasers or any Transferee hereunder; (L) by virtue of the laws of the Purchasers’ jurisdiction of formation or their organizational documents upon dissolution of the Purchasers; and (M) pursuant to an order of a court or regulatory agency; provided, however, that in the case of clauses (A) through (E) and (H) through (L), these Permitted Transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. For purposes of this Section, “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Forward Purchase Securities (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Forward Purchase Securities, whether any such transaction is to be settled by delivery of such Forward Purchase Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

(b)Warrant Lock-up; Transfer Restrictions. The Purchasers agree that they shall not Transfer any Forward Purchase Warrants (or Class A Shares issued or issuable upon the exercise of any such warrants) until 30 days after the completion of the initial Business Combination, except that Transfers of the Forward Purchase Warrants are permitted to any Permitted Transferee.

(c)Trust Account.

(i)The Purchasers hereby acknowledge that they are aware that the Company will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. The Purchasers, for themselves and their affiliates, hereby agree that they have no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchasers may have in respect of any Public Shares held by them.

(ii)The Purchasers hereby agree that they shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchasers may have in respect of any Public Shares held by them. In the event the Purchasers have any Claim against the Company under this Agreement, the Purchasers shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchasers may have in respect of any Public Shares held by them.

(d)Redemption and Liquidation. The Purchasers hereby waive, with respect to any Forward Purchase Shares held by it, any redemption rights it may have in connection with (i) the consummation of the initial Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination and (ii) any stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Class A Shares sold in the IPO if the Company has not consummated an initial Business Combination within 24 months from the IPO Closing (or such later date as has been approved by an amendment to the Charter) or in the context of a tender offer made by the Company to purchase Class A Shares, it being understood that the Purchasers shall be entitled to redemption and liquidation rights with respect to any Public Shares held by them.

(e)Voting. The Purchasers hereby agree that if the Company seeks stockholder approval of a proposed initial Business Combination, then in connection with such proposed Business Combination, the Purchasers shall vote any Class B Shares and Class A Shares owned by it in favor of any proposed Business Combination.

(f)No Short Sales. The Purchasers hereby agree that neither they, nor any person or entity acting on their behalf or pursuant to any understanding with them, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6.Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares and Public Warrants on the NASDAQ Capital Market (or another national securities exchange).

7.Forward Closing Conditions.

(a)The obligation of the Purchasers to purchase the Forward Purchase Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchasers:

(i)The initial Business Combination shall be approved by a unanimous vote of the Company’s Board of Directors;

(ii)The initial Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Securities;

(iii)The initial Business Combination (including the target assets or business, and the terms of the Business Combination) shall be reasonably acceptable to the Purchasers;

(iv)The Company shall have delivered to the Purchasers a certificate evidencing the Company’s good standing as a Delaware corporation;

(v)The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(vi)The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing; and

(vii)No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Securities.

(b)The obligation of the Company to sell the Forward Purchase Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)The initial Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Securities;

(ii)The representations and warranties of the Purchasers set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchasers or their ability to consummate the transactions contemplated by this Agreement;

(iii)The Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Forward Closing; and

(iv)No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Securities.

8.Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a)by mutual written consent of the Company and the Purchasers;

(b)automatically

(i)if the IPO is not consummated on or prior to December 31, 2020;

(ii)if the initial Business Combination is not consummated within 24 months from the IPO Closing, unless such time period is extended by an amendment to the Charter; or

(iii)if the Purchasers or the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Purchasers or the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 8, the Forward Purchase Price (and interest thereon, if any), if previously paid, and all Purchasers’ funds paid in connection herewith shall be promptly returned to the Purchasers, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the

Purchasers or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.General Provisions.

(a)Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Lux Health Tech Acquisition Corp., 920 Broadway, 11th Floor, New York, New York 10010, Attention: Segolene Scarborough, with a copy to the Company’s counsel at Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, Attention: Ryan J. Maierson.

All communications to the Purchasers shall be sent to the Purchasers’ address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchasers agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchasers or any of their officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(d)Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchasers.

(m)Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)Expenses. Each of the Company and the Purchasers will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all The Depository Trust Company fees associated with the issuance of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants.

(o)Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)Specific Performance. The Purchasers agree that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchasers in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASERS:

LUX VENTURES VI, L.P. By: LUX VENTURE PARTNERS VI, LLC, its General Partner

By:	/s/ Peter Hébert
Name:	Peter Hébert
Title:	Managing Member

Lux Ventures VI Sidecar, L.P. By: LUX VENTURE PARTNERS VI, LLC, its General Partner

By:	/s/ Peter Hébert
Name:	Peter Hébert
Title:	Managing Member

Address for Notices: 920 Broadway, 11th Floor, New York, New York 10010

COMPANY:

Lux Health Tech Acquisition Corp.

By:	/s/ Segolene Scarborough
Name:	Segolene Scarborough
Title:	Chief Financial Officer and Treasurer

[To be completed by the Company]

	Lux Ventures VI, L.P.	Lux Ventures VI Sidecar, L.P.	Total
Number of Forward Purchase Shares:	1,494,000	6,000	1,500,000
Number of Forward Purchase Warrants:	498,000	2,000	500,000
Aggregate Purchase Price for Forward Purchase Securities:	$14,940,000	$60,000	$15,000,000

[Signature Page to Forward Purchase Agreement]

TO BE EXECUTED UPON ANY ASSIGNMENT AND/OR REVISION IN ACCORDANCE WITH THIS AGREEMENT TO “NUMBER OF FORWARD PURCHASE SHARES,” “NUMBER OF FORWARD PURCHASE WARRANTS” AND “AGGREGATE PURCHASE PRICE FOR FORWARD PURCHASE SECURITIES” SET FORTH ABOVE:

Number of Forward Purchase Shares, Number of Forward Purchase Warrants and Aggregate Purchase Price for Forward Purchase Securities as of [_____________], 202[_], accepted and agreed to as of this day of [_____________], 202[_].

PURCHASER:

[____________________]

By:
Name: [●]
Title: [●]

Address for Notices: [●] E-mail: [●]

COMPANY:

Lux Health Tech Acquisition Corp.

By:
Name: [●]
Title: [●]

SCHEDULE A

SCHEDULE OF TRANSFERS OF FORWARD PURCHASE SECURITIES

The following transfers of a portion of the original number of Forward Purchase Shares and Forward Purchase Warrants have been made:

Date of Transfer	Transferee	Number of Forward Purchase Shares Transferred	Number of Forward Purchase Warrants Transferred	Purchaser Revised Forward Purchase Share Amount	Purchaser Revised Forward Purchase Warrant Amount

TO BE EXECUTED UPON ANY ASSIGNMENT OR FINAL DETERMINATION OF FORWARD PURCHASE SECURITIES:

Schedule A as of [______________], 202[●], accepted and agreed to as of this day of [______________], 202[●] by:

[______________]		LUX HEALTH TECH ACQUISITION CORP.

By:		By:
Name:	[●]	Name:	[●]
Title:	[●]	Title:	[●]